As filed with the Securities and Exchange Commission on January 15, 2021

Registration No. 333-___________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Verb Technology Company, Inc.

(Exact name of registrant as specified in its charter)

Nevada	90-1118043
(State or jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

782 South Auto Mall Drive

American Fork, Utah 84003

(855) 250-2300

(Address, including zip code and telephone number,

including area code, of registrant’s principal executive offices)

Rory J. Cutaia

Chairman of the Board, Chief Executive Officer, President, and Secretary

782 South Auto Mall Drive

American Fork, Utah 84003

(855) 250-2300

(Name including zip code and telephone number,

including area code, of agent for service)

Copies of all correspondence to:

Larry A. Cerutti, Esq.

Dean Longfield, Esq.

Troutman Pepper Hamilton Sanders LLP

5 Park Plaza, Suite 1400

Irvine, California 92614

(949) 622-2700 / (949) 622-2739 (fax)

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [  ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [  ]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	[ ]	Accelerated filer	[ ]
Non-accelerated filer	[X]	Smaller reporting company	[X]
		Emerging growth company	[ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. [  ]

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)(2)	Proposed maximum offering price per security(3)	Proposed maximum aggregate offering price(3)(4)	Amount of registration fee(5)
Common Stock, par value $0.001 per share	-	-	-	-
Preferred Stock, par value $0.001 per share	-	-	-	-
Debt Securities	-	-	-	-
Warrants	-	-	-	-
Subscription Rights	-	-	-	-
Units	-	-	-	-
Total	-	-	$75,000,000	$8,182.50

(1)	The securities registered hereunder include such indeterminate number of (a) shares of common stock, (b) shares of preferred stock, (c) debt securities, (d) warrants to purchase common stock, preferred stock or debt securities of the registrant, (e) subscription rights to purchase common stock, preferred stock or debt securities of the registrant, and (f) units consisting of some or all of these securities, as may be sold from time to time by the registrant. There are also being registered hereunder an indeterminate number of shares of common stock and preferred stock as shall be issuable upon conversion, exchange or exercise of any securities that provide for such issuance.
(2)	Pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, this registration statement shall also cover any additional shares of the registrant’s securities that become issuable by reason of any share splits, share dividends or similar transactions.
(3)	Calculated pursuant to Rule 457(o) under the Securities Act, based on the proposed maximum aggregate offering price. The proposed maximum offering price per security and proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities, or that are issued in units.
(4)	Estimated solely for the purpose of calculating the registration fee. Subject to Rule 462(b) under the Securities Act, the aggregate maximum offering price of all securities issued by the registrant pursuant to this registration statement will not exceed $75,000,000.
(5)	The registration fee is calculated in accordance with Rule 457(o) under the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information contained in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PROSPECTUS	SUBJECT TO COMPLETION	DATED JANUARY 15, 2021

$75,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Subscription Rights

Units

We may offer and sell up to $75,000,000 in the aggregate of the securities identified above from time to time in one or more offerings. This prospectus provides you with a general description of the securities.

Each time we offer and sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the securities. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities.

We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE THE “RISK FACTORS” ON PAGE 1 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.

Our common stock is listed on The Nasdaq Capital Market under the symbol “VERB.” On January 14, 2021 the last reported sale price of our common stock on The Nasdaq Capital Market was $1.88 per share.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                    , 2021.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process. By using a shelf registration statement, we may sell securities from time to time and in one or more offerings up to a total dollar amount of $75,000,000 as described in this prospectus.

This prospectus provides you only with a general description of the securities that we may offer. Each time that we offer and sell securities, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement (and any applicable free writing prospectuses), together with the additional information described under the heading “Where You Can Find More Information.”

We have not authorized anyone to provide you with any information or to make any representations other than those contained in, or incorporated by reference in, this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

When we refer to “Verb,” “we,” “our,” “us” and the “Company” in this prospectus, we mean Verb Technology Company, Inc., and its consolidated subsidiaries unless otherwise specified. When we refer to “you,” we mean the potential holders of the applicable series of securities.

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ABOUT VERB TECHNOLOGY COMPANY, INC.

Overview

We are a Software-as-a-Service applications platform developer. Our platform is comprised of a suite of interactive video-based sales enablement business software products marketed on a subscription basis. Our applications, available in both mobile and desktop versions, are offered as a fully integrated suite, as well as on a standalone basis, and include verbCRM, our white-labelled Customer Relationship Management (“CRM”) application for large sales-based enterprises; verbTEAMS, our CRM application for small and medium sized businesses and solopreneurs; verbLEARN, our Learning Management System application, and verbLIVE, our Live Stream eCommerce application.

Our suite of applications can be distinguished from other sales enablement applications because our applications utilize our proprietary interactive video technology as the primary means of communication between sales and marketing professionals and their customers and prospects. Moreover, the proprietary data collection and analytics capabilities of our applications inform our users in real time, on their devices, when and for how long their prospects have watched a video, how many times such prospects watched it, and what they clicked-on, which allows our users to focus their time and efforts on ‘hot leads’ or interested prospects rather than on those that have not seen such video or otherwise expressed interest in such content. Users can create their hot lead lists by using familiar, intuitive ‘swipe left/swipe right’ on-screen navigation. Our clients report that these capabilities provide for a much more efficient and effective sales process, resulting in increased sales conversion rates. We developed the proprietary patent-pending interactive video technology, as well as several other patent-issued and patent-pending technologies that serve as the unique foundation for all of our platform applications

Corporate Information

We are a Nevada corporation. Our principal executive/administrative offices are located at 782 South Auto Mall Drive, American Fork, Utah 84003, and our telephone number is (855) 250-2300. Our website address is https://www.verb.tech/. Information on or accessed through our website is not incorporated into this prospectus and is not a part of this prospectus.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before making an investment decision or acquiring any offered securities pursuant to this prospectus, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus, in light of your particular investment objectives and financial circumstances. You should also consider the risks, uncertainties, and assumptions discussed under the heading “Risk Factors” included in our most recent Annual Report on Form 10-K, as revised or supplemented by our subsequent Quarterly Reports on Form 10-Q, or our Current Reports on Form 8-K that we have filed with the SEC, all of which are incorporated herein by reference, and which may be amended, supplemented, or superseded from time to time by other reports we file with the SEC in the future. Moreover, the risks so described are not the only risks we face. Additional risks not presently known to us or that we currently perceive as immaterial may ultimately prove more significant than expected and impair our business operations. Any of these risks could adversely affect our business, financial condition, results of operations, and prospects. The trading price of our securities could decline due to any of these risks and you may lose all or part of your investment. This prospectus and the incorporated documents also contain forward-looking statements that involve risks and uncertainties.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement, and the documents incorporated by reference into this prospectus contain certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the Private Securities Litigation Reform Act of 1995 with respect to our business, financial condition, liquidity, and results of operations. These forward-looking statements are not historical facts but rather are plans and predictions based on current expectations, estimates, and projections about our industry, our beliefs, and assumptions. We use words such as “may,” “will,” “could,” “should,” “anticipate,” “expect,” “intend,” “project,” “plan,” “believe,” “seek,” “estimate,” “assume,” and variations of these words and similar expressions to identify forward-looking statements. Statements in this prospectus and the other documents incorporated by reference that are not historical facts are hereby identified as “forward-looking statements” for the purpose of the safe harbor provided by Section 21E of the Exchange Act and Section 27A of the Securities Act. These statements are not guarantees of future performance and are subject to certain risks, uncertainties, and other factors, some of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. These risks and uncertainties include those described in the section above entitled “Risk Factors,” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, our subsequent Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2020, June 30, 2020, and September 30, 2020, and the risks detailed from time to time on our future reports filed with the SEC.

You should not place undue reliance on these forward-looking statements because the matters they describe are subject to certain risks, uncertainties, and assumptions that are difficult to predict. The forward-looking statements contained in this prospectus or any prospectus supplement are made as of the date of this prospectus or, in the case of any accompanying prospectus supplement or documents incorporated by reference, the date of any such document. Over time, our actual results, performance, or achievements may differ from those expressed or implied by our forward-looking statements, and such difference might be significant and materially adverse to our security holders. Except as required by law, we undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise. We have identified some of the important factors that could cause future events to differ from our current expectations and they are described in this prospectus under the captions “Risk Factors,” and as well as in our most recent Annual Report on Form 10-K and any subsequently filed Quarterly Reports on Form 10-Q, and in other documents that we may file with the SEC, all of which you should review carefully. Please consider our forward-looking statements in light of those risks as you read this prospectus and any prospectus supplement.

USE OF PROCEEDS

Except as set forth in any accompanying prospectus supplement, we intend to use the net proceeds from the sale of any securities offered under this prospectus for general corporate purposes unless the applicable prospectus supplement provides otherwise. General corporate purposes may include, and are not limited to, research and development costs, the acquisition or licensing of other businesses, products or product candidates, working capital and capital expenditures.

We may temporarily invest the net proceeds in a variety of capital preservation instruments, including investment grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government, or may hold such proceeds as cash, until they are used for their stated purpose. We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, management will retain broad discretion over the allocation of net proceeds.

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DESCRIPTION OF CAPITAL STOCK

The following is a summary of all material characteristics of our capital stock as set forth in our Articles of Incorporation, as amended, or Articles of Incorporation, and our Amended and Restated Bylaws, or Bylaws. The summary does not purport to be complete and is qualified in its entirety by reference to our Articles of Incorporation and our Bylaws, and to the provisions of the Nevada Revised Statutes, or the NRS. We encourage you to review complete copies of our Articles of Incorporation and our Bylaws. You can obtain copies of these documents by following the directions outlined in “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” elsewhere in this prospectus.

Authorized Capital Stock

Our authorized capital stock consists of 200,000,000 shares of common stock, $0.0001 par value per share, and 15,000,000 shares of preferred stock, $0.0001 par value per share, of which 6,000 shares have been designated Series A Preferred Stock. As of January 14, 2021, we had 48,392,483 shares of common stock outstanding and 1,856 shares of Series A Preferred Stock outstanding.

Common Stock

All outstanding shares of our common stock are fully paid and nonassessable. The following summarizes the rights of holders of our common stock:

●	a holder of common stock is entitled to one vote per share on all matters to be voted upon generally by the stockholders and are not entitled to cumulative voting for the election of directors;
●	subject to preferences that may apply to shares of preferred stock outstanding, the holders of common stock are entitled to receive lawful dividends as may be declared by our board of directors;
●	upon our liquidation, dissolution or winding up, the holders of shares of common stock are entitled to receive a pro rata portion of all our assets remaining for distribution after satisfaction of all our liabilities and the payment of any liquidation preference of any outstanding preferred stock;
●	there are no redemption or sinking fund provisions applicable to our common stock; and
●	there are no preemptive, subscription or conversion rights applicable to our common stock.

Preferred Stock

All of the preferred stock authorized in our articles of incorporation is undesignated. Our board of directors is authorized, without further approval from our stockholders, to create one or more series of preferred stock, and to designate the rights, privileges, preferences, restrictions, and limitations of any given series of preferred stock. Accordingly, our board of directors may, without stockholder approval, issue shares of preferred stock with dividend, liquidation, conversion, voting, or other rights that could adversely affect the voting power or other rights of the holders of our common stock. The issuance of preferred stock could have the effect of restricting dividends payable to holders of our common stock, diluting the voting power of our common stock, impairing the liquidation rights of our common stock, or delaying or preventing a change in control of us, all without further action by our stockholders. The following is a summary of the terms and conditions of the Series A Preferred Stock.

Series A Preferred Stock

The rights and preferences of the Series A Preferred Stock are outlined below.

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Rank and Liquidation Preference

Shares of Series A Preferred Stock rank prior to our common stock as to distribution of assets upon liquidation events, which include a liquidation, dissolution or winding up of our company, whether voluntary or involuntary. The liquidation preference of each share of Series A Preferred Stock is equal to $1,000.00, or the Stated Value, plus any accrued but unpaid dividends on the Series A Preferred Stock and any other fees or liquidated damages then due and owing under the Certificate of Designation of Rights, Preferences, and Restrictions of Series A Convertible Preferred Stock, or the Certificate of Designations. If the assets are insufficient to pay in full such amounts, then the entire assets to be distributed to the holders of our Series A Preferred Stock shall be distributed pro rata among the holders of our Series A Preferred Stock in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full.

Dividend Rights

The holders of Series A Preferred Stock are entitled to receive lawful dividends as may be declared by our board of directors.

Optional Conversion Rights

Each share of Series A Preferred Stock is convertible at the option of the holder into shares of our common stock at any time. Each share of Series A Preferred Stock is convertible into the number of shares of common stock as calculated by dividing the Stated Value of such share of Series A Preferred Stock by the conversion price. The conversion price was initially $1.55 per share of Series A Preferred Stock, which conversion price was subsequently adjusted to $1.10 per share and is subject to further adjustment; therefore, each share of Series A Preferred Stock was initially convertible into approximately 645 shares of common stock and after adjustment of the conversion price to $1.10 per share, each share of Series A convertible stock is now convertible into approximately 909 shares of common stock, which number is equal to the quotient of the Stated Value of the Series A Preferred Stock of $1,000.00 divided by the conversion price of $1.10 per share of Series A Preferred Stock. No fractional shares or scrip representing fractional shares are to be issued upon conversion of the Series A Preferred Stock. As to any fraction of share that the holder of Series A Preferred Stock would otherwise be entitled to purchase upon conversion, we shall, at our election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the conversion price, or round up to the next whole share.

The holders of Series A Preferred Stock cannot convert the Series A Preferred Stock if, after giving effect to the conversion, the number of shares of our common stock beneficially held by the holder (together with such holder’s affiliates) would be in excess of 4.99% (or, upon election by a holder prior to the issuance of any shares, 9.99% of the number of shares of our common stock issued and outstanding immediately after giving effect to the issuance of any shares of common stock issuance upon conversion of the Series A Preferred Stock held by the holder).

We are also prevented from issuing shares of our common stock upon conversion of the Series A Preferred Stock or exercise of the August Warrants (as defined below), which, when aggregated with any shares of our common stock issued on or after the issuance date and prior to such conversion date or exercise date, as applicable (i) in connection with any conversion of the Series A Preferred Stock issued pursuant to that certain securities purchase agreement entered into on August 14, 2019 by and among us and the investors thereto, or SPA, (ii) in connection with the exercise of any August Warrants issued pursuant to the SPA, and (iii) in connection with the exercise of any warrants issued to any registered broker-dealer as a fee in connection with the issuance of the securities pursuant to the SPA, would exceed 4,459,725 shares of common stock, or 19.99% Cap. This prohibition will terminate upon the approval by our stockholders of a release from such 19.99% Cap.

Mandatory Conversion Rights

In the event the closing price on The Nasdaq Capital Market is 100% greater than the then-base conversion price on each trading day for any twenty trading days during a consecutive thirty trading day period, we may, within one trading day after the later of stockholder approval to issue a number of shares of common stock in excess of the 19.99% Cap and the date that the conversion shares registration statement filed by us with the SEC declared effective, notify each holder of Series A Preferred Stock that all or part of such holder’s Series A Preferred Stock, plus all liquidated damages and other amounts due, were converted into shares of common stock. Any mandatory conversion will be made into the number of shares of common stock determined on the same basis as the optional conversion rights above.

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Conversion Price Adjustments

The conversion price of the Series A Preferred Stock is subject to certain customary adjustments, including upon certain subsequent equity sales and rights offerings. The conversion price is also subject to downward adjustments if we issue shares of our common stock or securities convertible into or exercisable for shares of common stock, other than specified excluded securities, at per share prices less than the then-base conversion price. In this event, the conversion price shall be reduced to then-base conversion price.

The conversion price is also subject to adjustment if we issue rights, options, or warrants to holders of common stock entitling them to subscribe for or purchase shares of common stock at a price per share that is lower than the volume weighted average price on the date for determination of stockholders entitled to receive such rights, option, or warrants. In this event, the conversion price shall be multiplied by a fraction of which the denominator is the number of shares of common stock outstanding on the date of issuance of such rights, options, or warrants plus the number of additional shares of common stock offered for subscription or purchase, and the numerator shall be the number of shares of common stock outstanding on the date of issuance of such rights, options, or warrants plus the number of shares that the aggregate offering price of the total number of shares so offered would purchase at such volume weighted average price.

If we distribute to holders of common stock evidences of our indebtedness or assets, including cash and cash dividends, or rights or warrants to subscribe for or purchase any security, subject to certain limitations, then the conversion price shall be adjusted by multiplying the conversion price then in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction of which the denominator shall be the volume weighted average price determined as of the record date, and of which the numerator shall be the volume weighted average price on such record date less the then fair market value at such record date of the portion of such assets or evidence of indebtedness or rights or warrants so distributed applicable to one outstanding share of our common stock as determined by our board of directors in good faith.

In the event of a Fundamental Transaction (as defined below) while the Series A Preferred Stock is outstanding, holders of Series A Preferred Stock shall have the right to receive, for each share of common stock issuable upon conversion of the shares of our Series A Preferred Stock that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction, the number of shares of common stock of the successor or acquiring corporation or of us, if we are the surviving corporation, and any additional consideration receivable as a result of the Fundamental Transaction by a holder of the number of shares of common stock for which the Series A Preferred Stock is convertible immediately prior to such Fundamental Transaction. A “Fundamental Transaction” is defined as any time while the Series A Preferred Stock is outstanding (a) we, directly or indirectly, in one or more related transactions shall effect any merger or consolidation of us with or into another person, (b) we, directly or indirectly, effect any sale, lease, license, assignment, transfer, conveyance, or other disposition of all or substantially all of our assets in one or a series of related transactions, (c) any, direct or indirect, purchase offer, tender offer, or exchange offer (whether by us or another person) is completed pursuant to which holders of our common stock are permitted to sell, tender, or exchange their shares for other securities, cash, or property and has been accepted by the holders of a majority of the outstanding common stock, (d) we, directly or indirectly, in one or more related transactions effect any reclassification, reorganization or recapitalization of our common stock or any compulsory share exchange, pursuant to which the common stock is effectively converted into or exchanged for other securities, cash or property, or (e) we, directly or indirectly, in one or more related transactions consummate a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off, or scheme of arrangement) with another person, whereby such other person acquires more than 50% of the outstanding shares of common stock (not including any shares of common stock held by the other person or other persons making or party to, or associated or affiliated with the other persons making or party to, such stock or share purchase agreement or other business combination).

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Voting Rights and Protective Provisions

The holders of Series A Preferred Stock have no voting rights. However, we cannot, without the affirmative vote of the holders of a majority of the then-outstanding shares of Series A Preferred Stock:

●	authorize or create any class of stock ranking as to dividends, redemption, or distribution of assets upon a liquidation senior to, or otherwise pari passu with, the Series A Preferred Stock;
●	amend our articles of incorporation, or other charter documents in any manner that materially and adversely affects any rights of the holders;
●	increase the number of authorized shares of Series A Preferred Stock; or
●	enter into any agreement with respect to any of the foregoing.

As long as any shares of Series A Preferred Stock are outstanding, unless the holders of at least 75% in Stated Value of the then-outstanding shares of Series A Preferred Stock have otherwise given prior written consent, we cannot, directly or indirectly:

●	other than permitted indebtedness, as long as 25% of the then-outstanding shares of Series A Preferred Stock issued pursuant to the SPA are then outstanding, enter into, create, incur, assume, guarantee, or suffer to exist any indebtedness for borrowed money of any kind that is or may be senior to the Series A Preferred Stock in dividend rights or liquidation preference, including, but not limited to, a guarantee, on or with respect to any of our property or assets now owned or hereafter acquired or any interest therein of any income or profits therefrom;
●	other than permitted liens, enter into, create, incur, assume, or suffer to exist any liens of any kind, on or with respect to any of our property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom;
●	amend our charter documents, including, without limitation, our articles of incorporation and bylaws, in any manner that materially and adversely affects any rights of the holder;
●	repay, repurchase, or offer to repay, repurchase, or otherwise acquire more than a de minimis number of shares of our common stock, common stock equivalents or junior securities, other than as to (a) the conversion shares or warrant shares as permitted under the transaction documents and (b) repurchases of common stock or common stock equivalents of departing officers and directors, provided that such repurchases shall not exceed an aggregate of $100,000 for all officers and directors for so long as the Series A Preferred Stock is outstanding;
●	pay cash dividends or distributions on junior securities;
●	enter into any transaction with any affiliate of us that would be required to be disclosed in any public filing with the SEC, unless such transaction is made on an arm’s length basis and expressly approved by a majority of the disinterested directors of us (even if less than a quorum otherwise required for board approval); or
●	enter into any agreement with respect to the foregoing.

Reservation of Shares

We initially were required to reserve 3,245,162 shares of common stock for issuance upon conversion of shares of Series A Preferred Stock and are required to maintain a sufficient number of reserved shares of common stock to allow for the conversion of all shares of Series A Preferred Stock.

Undesignated Preferred Stock

The ability to authorize undesignated preferred stock makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to acquire us. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of us.

Anti-Takeover Effects of Nevada Law and Our Articles of Incorporation and Bylaws

Some provisions of Nevada law, our articles of incorporation, and our bylaws contain provisions that could make the following transactions more difficult: an acquisition of us by means of a tender offer; an acquisition of us by means of a proxy contest or otherwise; or the removal of our incumbent officers and directors. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interests, including transactions that provide for payment of a premium over the market price for our shares.

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These provisions, summarized below, are intended to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of the increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.

Undesignated Preferred Stock. The ability of our board of directors, without action by the stockholders, to issue up to 14,994,000 shares of preferred stock, which was previously authorized but remain undesignated, other than the Series A Preferred Stock, with voting or other rights or preferences as designated by our board of directors could impede the success of any attempt to change control of us. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of us.

Stockholder Meetings. Our bylaws provide that a special meeting of stockholders may be called only by our president, by all of the directors provided that there are no more than three directors, or if more than three, by any three directors, or by the holder of a majority of our capital stock.

Stockholder Action by Written Consent. Our bylaws allow for any action that may be taken at any annual or special meeting of the stockholders to be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

Stockholders Not Entitled to Cumulative Voting. Our bylaws do not permit stockholders to cumulate their votes in the election of directors. Accordingly, the holders of a majority of the outstanding shares of our common stock entitled to vote in any election of directors can elect all of the directors standing for election, if they choose, other than any directors that holders of our preferred stock may be entitled to elect.

Nevada Business Combination Statutes. The “business combination” provisions of Sections 78.411 to 78.444, inclusive, of the NRS, generally prohibit a Nevada corporation with at least 200 stockholders from engaging in various “combination” transactions with any interested stockholder for a period of two years after the date of the transaction in which the person became an interested stockholder, unless the transaction is approved by the board of directors prior to the date the interested stockholder obtained such status or the combination is approved by the board of directors and thereafter is approved at a meeting of the stockholders by the affirmative vote of stockholders representing at least 60% of the outstanding voting power held by disinterested stockholders, and extends beyond the expiration of the two-year period, unless:

●	the combination was approved by the board of directors prior to the person becoming an interested stockholder or the transaction by which the person first became an interested stockholder was approved by the board of directors before the person became an interested stockholder or the combination is later approved by a majority of the voting power held by disinterested stockholders; or
●	if the consideration to be paid by the interested stockholder is at least equal to the highest of: (a) the highest price per share paid by the interested stockholder within the two years immediately preceding the date of the announcement of the combination or in the transaction in which it became an interested stockholder, whichever is higher, (b) the market value per share of common stock on the date of announcement of the combination and the date the interested stockholder acquired the shares, whichever is higher, or (c) for holders of preferred stock, the highest liquidation value of the preferred stock, if it is higher.

A “combination” is generally defined to include mergers or consolidations or any sale, lease exchange, mortgage, pledge, transfer, or other disposition, in one transaction or a series of transactions, with an “interested stockholder” having: (a) an aggregate market value equal to 5% or more of the aggregate market value of the assets of the corporation, (b) an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of the corporation, (c) 10% or more of the earning power or net income of the corporation, and (d) certain other transactions with an interested stockholder or an affiliate or associate of an interested stockholder.

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In general, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within two years, did own) 10% or more of a corporation’s voting stock. The statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire us even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

Nevada Control Share Acquisition Statutes. The “control share” provisions of Sections 78.378 to 78.3793, inclusive, of the NRS apply to “issuing corporations” that are Nevada corporations with at least 200 stockholders, including at least 100 stockholders of record who are Nevada residents, and that conduct business directly or indirectly in Nevada. The control share statute prohibits an acquirer, under certain circumstances, from voting its shares of a target corporation’s stock after crossing certain ownership threshold percentages, unless the acquirer obtains approval of the target corporation’s disinterested stockholders. The statute specifies three thresholds: one-fifth or more but less than one-third, one-third but less than a majority, and a majority or more, of the outstanding voting power. Generally, once an acquirer crosses one of the above thresholds, those shares in an offer or acquisition and acquired within 90 days thereof become “control shares” and such control shares are deprived of the right to vote until disinterested stockholders restore the right. These provisions also provide that if control shares are accorded full voting rights and the acquiring person has acquired a majority or more of all voting power, all other stockholders who do not vote in favor of authorizing voting rights to the control shares are entitled to demand payment for the fair value of their shares in accordance with statutory procedures established for dissenters’ rights.

A corporation may elect to not be governed by, or “opt out” of, the control share provisions by making an election in its articles of incorporation or bylaws, provided that the opt-out election must be in place on the 10th day following the date an acquiring person has acquired a controlling interest, that is, crossing any of the three thresholds described above. We have not opted out of the control share statutes, and will be subject to these statutes if we are an “issuing corporation” as defined in such statutes.

The effect of the Nevada control share statutes is that the acquiring person, and those acting in association with the acquiring person, will obtain only such voting rights in the control shares as are conferred by a resolution of the stockholders at an annual or special meeting. The Nevada control share law, if applicable, could have the effect of discouraging takeovers of us.

Amendment of Charter Provisions. The amendment of any of the above provisions would require approval by holders of at least a majority of the total voting power of all of our outstanding voting stock.

The provisions of Nevada law, our articles of incorporation, and our bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in the composition of our board of directors and management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

Outstanding Warrants

Listed Common Stock Purchase Warrants

Exercisability. The warrants are exercisable immediately upon issuance and at any time for the five-year period from the date of issuance. The warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below).

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Cashless Exercise. In the event that a registration statement covering shares of our common stock underlying the warrants is not available for the resale of such shares of our common stock underlying the warrants, the holder may, in its sole discretion, exercise the warrant in whole or in part and, in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, elect instead to receive upon such exercise the net number of shares of our common stock determined according to the formula set forth in the warrant. In no event will we be required to make any cash payments or net cash settlement to the registered holder in lieu of issuing shares of our common stock underlying the warrants.

Exercise Price. The initial exercise price per-whole share of our common stock purchasable upon exercise of the warrants is $3.443, or 110% of the effective offering price. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits stock combinations, reclassifications, or similar events affecting our common stock and also upon any distribution of assets, including cash, stock, or other property to our stockholders.

Transferability. Subject to applicable laws, the warrants may be transferred at the option of the holders upon surrender of the warrants together with the appropriate instruments of transfer.

Exchange Listing. The warrants are listed on The Nasdaq Capital Market under the symbol “VERBW.” Trading commenced at the open of the market on April 5, 2019. We cannot provide assurances that a trading market for the warrants will develop or be maintained.

Fundamental Transaction. If, at any time while the warrants are outstanding, (a) we consolidate or merge with or into another corporation and we are not the surviving corporation, (b) we sell, lease, license, assign, transfer, convey, or otherwise dispose of all or substantially all of our assets, (c) any purchase offer, tender offer, or exchange offer (whether by us or another individual or entity) is completed pursuant to which holders of shares of our common stock are permitted to sell, tender, or exchange their shares of our common stock for our other securities, cash, or property and has been accepted by the holders of 50% or more of the outstanding shares of our common stock, (d) we effect any reclassification or recapitalization of shares of our common stock or any compulsory share exchange pursuant to which the shares of our common stock are converted into or exchanged for other securities, cash, or property, or (e) we consummate a stock or share purchase agreement or other business combination with another person or entity whereby such other person or entity acquires more than 50% of the outstanding shares of our common stock, each, a “Common Stock Purchase Warrant Fundamental Transaction,” then upon any subsequent exercise of the warrants, the holders thereof will have the right to receive the same amount and kind of securities, cash, or property as it would have been entitled to receive upon the occurrence of such Common Stock Purchase Warrant Fundamental Transaction if it had been immediately prior to such Common Stock Purchase Warrant Fundamental Transaction, the holder of the number of warrant shares then issuable upon exercise of the warrant, and any additional consideration payable as part of the Common Stock Purchase Warrant Fundamental Transaction.

Rights as a Stockholder. Except as otherwise provided in the warrants or by virtue of such holder’s ownership of shares of our common stock, the holder of the warrant does not have the rights or privileges of a holder of our common stock, including any voting rights, until the holder exercises the warrant.

August 2019 Warrants

On August 14, 2019, we entered into the SPA with certain purchasers named therein, or the Preferred Purchasers, pursuant to which we agreed to issue and sell to the Preferred Purchasers, in addition to shares of our Series A Preferred Stock, warrants, which we refer to as the August Warrants, to purchase up to approximately 3.87 million shares of our common stock. We closed the offering on August 14, 2019 and issued 5,030 shares of Series A Preferred Stock and granted the August Warrants exercisable for up to 3,245,162 shares of common stock in connection therewith. We received gross proceeds equal to $5,030,000.

Exercisability. The warrants are exercisable from and after six months after the date of issuance and at any time for the five-year period from the date of issuance. The warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below).

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Cashless Exercise. In the event that a registration statement covering shares of our common stock underlying the warrants is not available for the resale of such shares of our common stock underlying the warrants, the holder may, in its sole discretion, exercise the warrant in whole or in part and, in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, elect instead to receive upon such exercise the net number of shares of our common stock determined according to the formula set forth in the warrant. In no event will we be required to make any cash payments or net cash settlement to the registered holder in lieu of issuing shares of our common stock underlying the warrants.

Exercise Price. The initial exercise price per-whole share of our common stock purchasable upon exercise of the warrants was $1.88. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications, or similar events affecting our common stock and also upon any distribution of assets, including cash, stock, or other property to our stockholders. If we or any subsidiary, at any time while the August Warrants are outstanding, sell or grant any option to purchase, or sell or grant any right to reprice or otherwise dispose of or issue any common stock or common stock equivalents at an effective price less than the exercise price then in effect, then the exercise price shall be reduced to the lower exercise price then in effect, subject to adjustment for reverse and forward stock splits, recapitalizations, and similar transactions and subject to certain exceptions. If we, at any time while the August Warrants are outstanding, issue rights, options, or warrants to all holders of common stock entitling them to subscribe for or purchase shares of common stock at a price per share less than the volume weighted average price on the record date mentioned below, then the exercise price shall be multiplied by a fraction, of which the denominator shall be the number of shares of common stock outstanding on the date of issuance of such rights, options, or warrants plus the number of additional shares of common stock offered for subscription or purchase, and of which the numerator shall be the number of shares of common stock outstanding on the date of issuance of such rights, options, or warrants plus the number of shares that the aggregate offering price of the total number of shares so offered (assuming receipt by us in full of all consideration payable upon exercise of such rights, options or warrants) would purchase at such volume weighted average price. Such adjustment shall be made whenever such rights, options, or warrants are issued, and shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights, options, or warrants.

Transferability. Subject to applicable laws, the warrants may be transferred at the option of the holders upon surrender of the warrants together with the appropriate instruments of transfer.

Exchange Listing. Our August Warrants are not listed on any securities exchange or other trading system and we do not intend to apply for listing on any securities exchange or other trading system.

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Fundamental Transaction. If, at any time while the warrants are outstanding, (a) we consolidate or merge with or into another corporation and we are not the surviving corporation, (b) we sell, lease, license, assign, transfer, convey, or otherwise dispose of all or substantially all of our assets, (c) any purchase offer, tender offer, or exchange offer (whether by us or another individual or entity) is completed pursuant to which holders of shares of our common stock are permitted to sell, tender, or exchange their shares of our common stock for our other securities, cash, or property and has been accepted by the holders of 50% or more of the outstanding shares of our common stock, (d) we effect any reclassification or recapitalization of shares of our common stock or any compulsory share exchange pursuant to which the shares of our common stock are converted into or exchanged for other securities, cash, or property, or (e) we consummate a stock or share purchase agreement or other business combination with another person or entity whereby such other person or entity acquires more than 50% of the outstanding shares of our common stock, each, an “August Warrant Fundamental Transaction,” then upon any subsequent exercise of the warrants, the holders thereof will have the right to receive the same amount and kind of securities, cash, or property as it would have been entitled to receive upon the occurrence of such August Warrant Fundamental Transaction if it had been immediately prior to such August Warrant Fundamental Transaction, the holder of the number of warrant shares then issuable upon exercise of the warrant, and any additional consideration payable as part of the August Warrant Fundamental Transaction. In the event of an August Warrant Fundamental Transaction, we or any successor entity shall, at the holder’s option, exercisable at any time concurrently with, or within 30 days after, the consummation of the August Warrant Fundamental Transaction (or, if later, the date of the public announcement of the applicable August Warrant Fundamental Transaction), purchase the warrant from the holder by paying to the holder an amount of cash equal to the Black Scholes Value (as defined below) of the remaining unexercised portion of the warrant on the date of the consummation of such August Warrant Fundamental Transaction. For purposes of the August Warrants, “Black Scholes Value” means the value of the warrant based on the Black-Scholes Option Pricing Model obtained from the “OV” function on Bloomberg, L.P., or Bloomberg, determined as of the day of consummation of the applicable August Warrant Fundamental Transaction for pricing purposes and reflecting (A) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the time between the date of the public announcement of the applicable August Warrant Fundamental Transaction and the termination date, (B) an expected volatility equal to the 100-day volatility obtained from the HVT function on Bloomberg (determined utilizing a 365-day annualization factor) as of the trading day immediately following the public announcement of the applicable August Warrant Fundamental Transaction (but in no event shall such expected volatility be greater than one hundred percent (100%)), (C) the underlying price per share used in such calculation shall be the greater of (i) the sum of the price per share being offered in cash, if any, plus the value of any non-cash consideration, if any, being offered in such August Warrant Fundamental Transaction and (ii) the greater of (x) the last volume weighted average price immediately prior to the public announcement of such August Warrant Fundamental Transaction and (y) the last volume weighted average price immediately prior to the consummation of such August Warrant Fundamental Transaction, and (D) a remaining option time equal to the time between the date of the public announcement of the applicable August Warrant Fundamental Transaction and the termination date and (E) a zero cost of borrow. The payment of the Black Scholes Value will be made by wire transfer of immediately available funds within five business days of the holder’s election (or, if later, on the effective date of the August Warrant Fundamental Transaction).

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Rights as a Stockholder. Except as otherwise provided in the warrants or by virtue of such holder’s ownership of shares of our common stock, the holder of the warrant does not have the rights or privileges of a holder of our common stock, including any voting rights, until the holder exercises the warrant.

February 2020 Warrants

In connection with our private placement of common stock in February 2020, the Preferred Purchasers who, as of February 7, 2020, continued to own shares of our Series A Preferred Stock (a) waived their respective rights, or the February 2020 Waiver, to participate in our private placement, and (b) declined to accept the price protection rights to which they otherwise were entitled as holders of shares of our Series A Preferred Stock. In connection with the February 2020 Waiver, we granted to each of our Preferred Purchasers who continued to own shares of our Series A Preferred Stock as of February 7, 2020 a five-year common stock purchase warrant, or February 2020 Warrants, the terms of which are substantially similar to the terms of our August Warrants, with the sole material differences being the grant date and the $1.55 per-share exercise price. The initial per-share exercise price of our August Warrants was $1.88 and, by virtue of our private placement, the per-share exercise price was modified to $1.10. Our February 2020 Warrants are not listed on any securities exchange or other trading system and we do not intend to apply for listing on any securities exchange or other trading system.

As of January 14, 2021, we had 13,311,251 shares of our common stock underlying outstanding warrants, having a weighted-average exercise price of approximately $2.49 per share.

SoloFire Exchange Agreement

In connection with our acquisition of Ascend Certification, LLC, dba SoloFire (“SoloFire”) on September 4, 2020, we entered into an Exchange Agreement with the prior owners of SoloFire whereby we agreed that on or after March 4, 2021, the prior owners of SoloFire can exchange their Class B interests in our acquisition subsidiary, Verb Acquisition Co., LLC, for up to an aggregate of 2,642,159 shares of our common stock.

Outstanding Options and Awards

As of January 14, 2021, we had 6,228,045 shares of our common stock underlying outstanding stock options, having a weighted-average exercise price of approximately $1.58 per share, and 2,811,508 restricted stock awards having a weighted-average grant date fair value of $1.32 issued under our Incentive Plan, respectively.

Choice of Forum

Our bylaws provide that, unless we consent in writing to the selection of an alternative forum, the state and federal courts in the State of Nevada shall be the exclusive forum for any litigation relating to our internal affairs, including, without limitation: (a) any derivative action brought on behalf of us, (b) any action asserting a claim for breach of fiduciary duty to us or our stockholders by any current or former officer, director, employee, or agent of us, or (c) any action against us or any current or former officer, director, employee, or agent of us arising pursuant to any provision of the NRS, the articles of incorporation, or the bylaws. For the avoidance of doubt, the exclusive forum provision described above does not apply to any claims arising under the Securities Act or Exchange Act. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder, and Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. See “Risk Factors— Risks Related to an Investment in Our Securities—Our bylaws contain an exclusive forum provision, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers, employees or agents.”

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Transfer Agent and Registrar

Our transfer agent and registrar for our common stock is VStock Transfer, LLC, 18 Lafayette Place, Woodmere, New York 11598. Its telephone number is 855-9VSTOCK.

Quotation on The Nasdaq Capital Market

Shares of our common stock are being traded on The Nasdaq Capital Market under the symbol “VERB.” Our common stock purchase warrants are being traded on The Nasdaq Capital Market under the symbol “VERBW.”

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplement or free writing prospectus, summarizes certain general terms and provisions of the debt securities that we may offer under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities.

We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and may be issued in one or more series.

The debt securities will be issued under an indenture between us and a third party to be identified therein as trustee. We have summarized select portions of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement and you should read the indenture for provisions that may be important to you. In the summary below, we have included references to the section numbers of the indenture so that you can easily locate these provisions. Capitalized terms used in the summary and not defined herein have the meanings specified in the indenture.

We may offer under this prospectus up to an aggregate principal amount of $75,000,000 in debt securities, or if debt securities are issued at a discount, or in a foreign currency, foreign currency units or composite currency, the principal amount as may be sold for an aggregate initial public offering price of up to $75,000,000. Unless otherwise specified in the applicable prospectus supplement, the debt securities will represent direct, unsecured obligations of the Company and will rank equally with all of our other unsecured indebtedness.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in a resolution of our board of directors, in an officer’s certificate or by a supplemental indenture. (Section 2.2) We can issue an unlimited amount of debt securities under the indenture that may be issued in one or more series. Unless otherwise set forth in a resolution of our board of directors, a supplemental indenture or an officer’s certificate detailing the adopt of a series of debt securities, all securities in a series shall be identical. Debt securities may differ between series with respect to any term, provided, that all series of debt securities shall be equally and ratably entitled to the benefits of the indenture. (Section 2.1)

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The following statements relating to the debt securities and the indenture are summaries, qualified in their entirety by reference to the detailed provisions of the indenture and the final form indenture as may be filed with a future prospectus supplement.

The prospectus supplement will set forth, to the extent required, the following terms of the debt securities in respect of which the prospectus supplement is delivered:

●	the title of the series;

●	the aggregate principal amount;

●	the issue price or prices, expressed as a percentage of the aggregate principal amount of the debt securities;

●	any limit on the aggregate principal amount;

●	the date or dates on which principal is payable;

●	the interest rate or rates (which may be fixed or variable) or, if applicable, the method used to determine such rate or rates;

●	the date or dates from which interest, if any, will be payable and any regular record date for the interest payable;

●	the place or places where principal and, if applicable, premium and interest, is payable;

●	the terms and conditions upon which we may, or the holders may require us to, redeem or repurchase the debt securities;

●	the obligation, if any, of the Company to redeem or repurchase the debt securities of a series pursuant to any sinking fund or analogous provision or at the option of a holder of the debt securities, and the period or periods within which, the price or prices at which and the terms and conditions upon which debt securities of a series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

●	the denominations in which such debt securities may be issuable, if other than denominations of $1,000 or any integral multiple of that number;

●	whether the debt securities are to be issuable in the form of certificated securities (as described below) or global securities (as described below);

●	the portion of principal amount that will be payable upon declaration of acceleration of the maturity date if other than the principal amount of the debt securities;

●	the currency of denomination;

●	the designation of the currency, currencies or currency units in which payment of principal and, if applicable, premium and interest, will be made;

●	if payments of principal and, if applicable, premium or interest, on the debt securities are to be made in one or more currencies or currency units other than the currency of denomination, the manner in which the exchange rate with respect to such payments will be determined;

●	if amounts of principal and, if applicable, premium and interest may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index, then the manner in which such amounts will be determined;

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●	the provisions, if any, relating to any collateral provided for such debt securities;

●	any addition to or change in the covenants and/or the acceleration provisions described in this prospectus or in the indenture;

●	any events of default, if not otherwise described below under “Defaults and Notice”;

●	the terms and conditions, if any, for conversion into or exchange for shares of our common stock or preferred stock;

●	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents;

●	the terms and conditions, if any, upon which the debt securities shall be subordinated in right of payment to other indebtedness of the Company; and

●	if the debt securities of a series, in whole or any specified part, shall be defeasible. (Section 2.2)

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Exchange and/or Conversion Rights

We may issue debt securities which can be exchanged for or converted into shares of our common stock or preferred stock. If we do, we will describe the terms of exchange or conversion in the prospectus supplement relating to these debt securities. (Section 2.2)

Transfer and Exchange

Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, or the Depositary, or a nominee of the Depositary (we will refer to any debt security represented by a global debt security as a book-entry debt security), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a certificated debt security) as set forth in the applicable prospectus supplement. Except as set forth under the heading “Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in certificated form.

Certificated Debt Securities

You may transfer or exchange certificated debt securities in accordance with the terms of the indenture. (Section 2.4) You will not be charged a service charge for any transfer or exchange of certificated debt securities but may be required to pay an amount sufficient to cover any tax or other governmental charge payable in connection with such transfer or exchange. (Section 2.7)

You may effect the transfer of certificated debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder. (Section 2.7)

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Global Securities

Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the Depositary, and registered in the name of the Depositary or a nominee of the Depositary. Please see “Global Securities.”

No Protection in the Event of a Change of Control

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.

Covenants

Unless otherwise indicated in this prospectus or the applicable prospectus supplement, our debt securities may not have the benefit of any covenant that limits or restricts our business or operations, the pledging of our assets or the incurrence by us of indebtedness. We will describe in the applicable prospectus supplement any material covenants in respect of a series of debt securities. (Article 4)

Consolidation, Merger and Sale of Assets

We may not consolidate with or merge with or into, or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of our properties and assets to any person, or a successor person, unless:

●	the indenture shall remain in full force and effect and either we are the surviving corporation or the successor person (if other than us) is a corporation organized and validly existing under the laws of any U.S. domestic jurisdiction or a corporation or comparable legal entity organized under the laws of a foreign jurisdiction and expressly assumes by a supplemental indenture executed and delivered to the trustee, all of our obligations on the debt securities and under the indenture; and

●	immediately after giving effect to the transaction, no Default or Event of Default, shall have occurred and be continuing. (Section 5.1)

Defaults and Notice

Unless otherwise specified in the resolution of our board of directors, supplemental indenture or officer’s certificate establishing a series of debt securities, “Event of Default” means with respect to any series of debt securities, any of the following:

●	failure to pay the principal of, or premium, if any, on any debt security when the same becomes due and payable at Maturity, upon acceleration, redemption or otherwise;

●	failure to make a payment of any interest on any debt security of such series when due and payable, and the default continues for a period of 30 days;

●	failure to perform or observe any other covenants or agreements in the indenture with respect to the debt securities of the series or in the Indenture for 60 days after written notice from the trustee or the holders of not less than 25% of the aggregate principal amount of the debt securities of the series then outstanding, with such notice specifying the default, demanding that it be remedied and stating that the notice is a “Notice of Default”;

●	certain events relating to our bankruptcy, insolvency or reorganization or the bankruptcy, insolvency or reorganization of a Significant Subsidiary;

●	certain cross defaults, if and as applicable; and

●	any other Event of Default specified in the resolution of our board of directors, supplemental indenture or officer’s certificate establishing such series of debt securities. (Section 6.1)

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No Event of Default with respect to a particular series of debt securities necessarily constitutes an Event of Default with respect to any other series of debt securities. (Section 6.2) The occurrence of certain Events of Default or an acceleration under the indenture may constitute an event of default under certain indebtedness of ours or our subsidiary outstanding from time to time.

If an Event of Default with respect to debt securities of any series at the time outstanding (except as to certain events of bankruptcy, insolvency or reorganization) occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of, and accrued and unpaid interest, if any, on, all debt securities of that series. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all Events of Default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture and such rescission would not conflict with any judgment or decree. (Section 6.2) We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.

The trustee is entitled to be indemnified by holders of debt securities before proceeding to exercise any trust or power under the indenture at the request of such holders. (Section 6.6) The holders of at least a majority in aggregate principal amount of the then outstanding debt securities of any series may direct the time, method and place of conducting any proceedings for any remedy available to the trustee for such series, or of exercising any trust or power conferred upon the trustee with respect to the debt securities of such series. (Section 6.5) However, the trustee may decline to follow any such direction that conflicts with law or the indenture, or that the trustee determines may be unduly prejudicial to the holders of the debt securities of such series not joining in such direction. (Section 6.5)

No holder of any debt security of any series will have any right to institute any proceeding or pursue any remedy, with respect to the indenture or a series of debt securities, unless:

●	That holder has previously given to the trustee written notice of a continuing Event of Default with respect to debt securities of that series; and

●	The holders of note less than 25% in principal amount of the outstanding debt securities of that series have made written request, and offered indemnity or security satisfactory to the trustee, to the trustee to institute the proceeding as trustee, and the trustee has failed to institute the proceeding within 60 days and has not received from the holder of not less than a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request within such 60 day periods (Section 6.6).

No holder of debt securities under the indenture may use the indenture to prejudice the rights of another holder or to obtain a preference or priority over another holder of debt securities. (Section 6.6)

Notwithstanding any other provision in the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment. (Section 6.7)

The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. (Section 4.4) If a Default or Event of Default occurs and is continuing with respect to the securities of any series and if it is known to a responsible officer of the trustee, the trustee shall mail to each holder of the securities of that series notice of a Default or Event of Default within 90 days after it occurs or, if later, after a responsible officer of the trustee has knowledge of such Default or Event of Default (except if such Default or Event of Default has been validly cured or waived before the trustee gives such notice). The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any Default or Event of Default (except in payment on any debt securities of that series) with respect to debt securities of that series if the trustee determines in good faith that withholding notice is in the interest of the holders of those debt securities. (Section 7.5)

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Modification of the Indenture

We and the trustee may modify, amend or supplement the indenture or the debt securities of any series without the consent of any holder of any debt security:

●	to comply with covenants in the indenture described above under the heading “Consolidation, Merger and Sale of Assets”;

●	to provide for uncertificated securities in addition to or in place of certificated securities;

●	to provide for certificated debt securities in addition to uncertificated debt securities;

●	to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act;

●	to cure any ambiguity, defect or inconsistency or make any other change to the indenture or the debt securities that does not materially and adversely affect the rights of any holder of our debt securities under the indenture;

●	to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture; or

●	to effect the appointment of a successor trustee with respect to the debt securities of any series and to add to or change any of the provisions of the indenture to provide for or facilitate administration by more than one trustee. (Section 8.1)

We may also modify or supplement the indenture with the written consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or supplement. The holders of at least a majority in principal amount of the outstanding debt securities of each such series affected by the modifications or supplement may waive compliance by us in a particular instance with any provision of the indenture or the debt securities of such affected series of debt securities without notice to any holder of our debt securities. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:

●	reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

●	reduce the rate of or change the time for payment of interest (including default interest) on any debt security;

●	reduce the principal of or premium on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

●	make the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security;

●	change the amount or time of any payment required by any debt security, or reduce the premium payable upon any redemption of any debt securities, or change the time before which no such redemption may be made;

●	waive a default in the payment of the principal of, or interest or premium, if any, on, any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

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●	waive a redemption payment with respect to any debt security, or change any of the provisions with respect to the redemption of any debt securities;

●	reduce the principal amount of discount securities payable upon acceleration of maturity; or

●	make any change to certain provisions of the indenture relating to the rights of holders to institute suit with respect to the indenture or the debt securities of a series and the modification or supplement of the indenture or the debt securities of any series requiring the consent of holders of our debt securities. (Section 8.2)

The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series (Section 6.4); provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration. (Section 6.2)

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

Legal Defeasance. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (subject to certain exceptions). We will be so discharged upon the irrevocable deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money or U.S. government obligations in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.

This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred. (Section 8.3)

Defeasance of Certain Covenants. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:

●	we may omit to comply with the covenant described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement; and

●	any omission to comply with those covenants will not constitute a Default or an Event of Default with respect to the debt securities of that series (“covenant defeasance”).

This is referred to as covenant defeasance. The conditions include:

●	depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and

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●	delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred. (Section 9.3).

No Personal Liability of Directors, Officers, Employees or Shareholders

None of our past, present or future directors, officers, employees or shareholders, as such, will have any liability for any of our obligations under the debt securities or the indenture or for any claim based on, or in respect or by reason of, such obligations or their creation. By accepting a debt security, each holder waives and releases all such liability. This waiver and release is part of the consideration for the issue of the debt securities. However, this waiver and release may not be effective to waive liabilities under U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy. (Section 10.9)

Governing Law

The indenture and the debt securities, including any claim or controversy arising out of or relating to the indenture or the securities, will be governed by the laws of the State of New York. (Section 10.8)

DESCRIPTION OF WARRANTS

We may issue warrants to purchase shares of our common stock, preferred stock and/or debt securities in one or more series together with other securities or separately, as described in each applicable prospectus supplement. Below is a description of certain general terms and provisions of the warrants that we may offer. Particular terms of the warrants will be described in the applicable warrant agreements and the applicable prospectus supplement for the warrants.

The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants:

●	the number of shares of common stock or preferred stock purchasable upon the exercise of warrants to purchase such shares and the price at which such number of shares may be purchased upon such exercise;

●	the designation, stated value and terms (including, without limitation, liquidation, dividend, conversion and voting rights) of the series of

●	preferred stock purchasable upon exercise of warrants to purchase preferred stock;

●	the principal amount of debt securities that may be purchased upon exercise of a debt warrant and the exercise price for the warrants,

●	which may be payable in cash, securities or other property;

●	the date, if any, on and after which the warrants and the related debt securities, preferred stock or common stock will be separately transferable;

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●	the terms of any rights to redeem or call the warrants;

●	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

●	United States Federal income tax consequences applicable to the warrants; and

●	any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange, exercise and settlement of the warrants.

Holders of equity warrants will not be entitled:

●	to vote, consent or receive dividends;

●	receive notice as shareholders with respect to any meeting of shareholders for the election of our directors or any other matter; or

●	exercise any rights as shareholders of Verb.

Each warrant will entitle its holder to purchase the principal amount of debt securities or the number of shares of preferred stock or common stock at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

A holder of warrant certificates may exchange them for new warrant certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants to purchase debt securities are exercised, the holder of the warrants will not have any rights of holders of the debt securities that can be purchased upon exercise, including any rights to receive payments of principal, premium or interest on the underlying debt securities or to enforce covenants in the applicable indenture. Until any warrants to purchase common stock or preferred stock are exercised, the holders of the warrants will not have any rights of holders of the underlying common stock or preferred stock, including any rights to receive dividends or payments upon any liquidation, dissolution or winding up on the common stock or preferred stock, if any.

Prospective purchasers of warrants should be aware that special United States federal income tax, accounting and other considerations may be applicable to instruments such as warrants. The applicable prospectus supplement will describe such considerations, to the extent they are material, as they apply generally to purchasers of such warrants.

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase our common stock, preferred stock or debt securities. These subscription rights may be offered independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The prospectus supplement relating to any subscription rights we offer, if any, will, to the extent applicable, include specific terms relating to the offering, including some or all of the following:

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●	the price, if any, for the subscription rights;
●	the exercise price payable for our common stock, preferred stock or debt securities upon the exercise of the subscription rights;
●	the number of subscription rights to be issued to each stockholder;
●	the number and terms of our common stock, preferred stock or debt securities which may be purchased per each subscription right;
●	the extent to which the subscription rights are transferable;
●	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;
●	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;
●	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities or an over-allotment privilege to the extent the securities are fully subscribed; and
●	if applicable, the material terms of any standby underwriting or purchase arrangement which may be entered into by us in connection with the offering of subscription rights.

The descriptions of the subscription rights in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable subscription right agreements. These descriptions do not restate those subscription right agreements in their entirety and may not contain all the information that you may find useful. We urge you to read the applicable subscription right agreements because they, and not the summaries, define your rights as holders of the subscription rights. For more information, please review the forms of the relevant subscription right agreements, which will be filed with the SEC promptly after the offering of subscription rights and will be available as described in the section of this prospectus captioned “Where You Can Find More Information.”

GLOBAL SECURITIES

Unless we indicate differently in any applicable prospectus supplement, the securities initially will be issued in book-entry form and represented by one or more global notes or global securities, or, collectively, global securities. The global securities will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, as depositary, or DTC, and registered in the name of Cede & Co., the nominee of DTC. Unless and until it is exchanged for individual certificates evidencing securities under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.

DTC has advised us that it is:

●	a limited-purpose trust company organized under the New York Banking Law;
●	a “banking organization” within the meaning of the New York Banking Law;
●	a member of the Federal Reserve System;
●	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and
●	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. “Direct participants” in DTC include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, which we sometimes refer to as indirect participants, that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

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Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of the actual purchaser of a security, which we sometimes refer to as a beneficial owner, is in turn recorded on the direct and indirect participants’ records. Beneficial owners of securities will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased securities. Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except under the limited circumstances described below.

To facilitate subsequent transfers, all global securities deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee will not change the beneficial ownership of the securities. DTC has no knowledge of the actual beneficial owners of the securities. DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.

So long as the securities are in book-entry form, you will receive payments and may transfer securities only through the facilities of the depositary and its direct and indirect participants. We will maintain an office or agency in the location specified in the prospectus supplement for the applicable securities, where notices and demands in respect of the securities and the indenture may be delivered to us and where certificated securities may be surrendered for payment, registration of transfer or exchange.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.

Redemption notices will be sent to DTC. If less than all of the securities of a particular series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the securities of such series to be redeemed.

Neither DTC nor Cede & Co. (or such other DTC nominee) will consent or vote with respect to the securities. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the securities of such series are credited on the record date, identified in a listing attached to the omnibus proxy.

So long as securities are in book-entry form, we will make payments on those securities to the depositary or its nominee, as the registered owner of such securities, by wire transfer of immediately available funds. If securities are issued in definitive certificated form under the limited circumstances described below and unless if otherwise provided in the description of the applicable securities herein or in the applicable prospectus supplement, we will have the option of making payments by check mailed to the addresses of the persons entitled to payment or by wire transfer to bank accounts in the United States designated in writing to the applicable trustee or other designated party at least 15 days before the applicable payment date by the persons entitled to payment, unless a shorter period is satisfactory to the applicable trustee or other designated party.

Redemption proceeds, distributions and dividend payments on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us on the payment date in accordance with their respective holdings shown on DTC records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of participants and not of DTC or us, subject to any statutory or regulatory requirements in effect from time to time. Payment of redemption proceeds, distributions and dividend payments to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is our responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.

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Except under the limited circumstances described below, purchasers of securities will not be entitled to have securities registered in their names and will not receive physical delivery of securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the securities and the indenture.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in securities.

DTC may discontinue providing its services as securities depositary with respect to the securities at any time by giving reasonable notice to us. Under such circumstances, in the event that a successor depositary is not obtained, securities certificates are required to be printed and delivered.

As noted above, beneficial owners of a particular series of securities generally will not receive certificates representing their ownership interests in those securities. However, if:

●	DTC notifies us that it is unwilling or unable to continue as a depositary for the global security or securities representing such series of securities or if DTC ceases to be a clearing agency registered under the Exchange Act at a time when it is required to be registered and a successor depositary is not appointed within 90 days of the notification to us or of our becoming aware of DTC’s ceasing to be so registered, as the case may be;
●	we determine, in our sole discretion, not to have such securities represented by one or more global securities; or
●	an Event of Default has occurred and is continuing with respect to such series of securities, we will prepare and deliver certificates for such securities in exchange for beneficial interests in the global securities we will prepare and deliver certificates for such securities in exchange for beneficial interests in the global securities. Any beneficial interest in a global security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for securities in definitive certificated form registered in the names that the depositary directs. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global securities.

Euroclear and Clearstream

If so provided in the applicable prospectus supplement, you may hold interests in a global security through Clearstream Banking S.A., which we refer to as “Clearstream,” or Euroclear Bank S.A./N.V., as operator of the Euroclear System, which we refer to as “Euroclear,” either directly if you are a participant in Clearstream or Euroclear or indirectly through organizations which are participants in Clearstream or Euroclear. Clearstream and Euroclear will hold interests on behalf of their respective participants through customers’ securities accounts in the names of Clearstream and Euroclear, respectively, on the books of their respective U.S. depositaries, which in turn will hold such interests in customers’ securities accounts in such depositaries’ names on DTC’s books.

Clearstream and Euroclear are securities clearance systems in Europe. Clearstream and Euroclear hold securities for their respective participating organizations and facilitate the clearance and settlement of securities transactions between those participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates.

Payments, deliveries, transfers, exchanges, notices and other matters relating to beneficial interests in global securities owned through Euroclear or Clearstream must comply with the rules and procedures of those systems. Transactions between participants in Euroclear or Clearstream, on one hand, and other participants in DTC, on the other hand, are also subject to DTC’s rules and procedures.

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Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers and other transactions involving any beneficial interests in global securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

Cross-market transfers between participants in DTC, on the one hand, and participants in Euroclear or Clearstream, on the other hand, will be effected through DTC in accordance with the DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by their respective U.S. depositaries; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (European time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take DTC, and making or receiving payment in accordance with normal procedures for same-day fund settlement. Participants in Euroclear or Clearstream may not deliver instructions directly to their respective U.S. depositaries.

Due to time zone differences, the securities accounts of a participant in Euroclear or Clearstream purchasing an interest in a global security from a direct participant in DTC will be credited, and any such crediting will be reported to the relevant participant in Euroclear or Clearstream, during the securities settlement processing day (which must be a business day for Euroclear or Clearstream) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream as a result of sales of interests in a global security by or through a participant in Euroclear or Clearstream to a direct participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

Other

The information in this section of this prospectus concerning DTC, Clearstream, Euroclear and their respective book-entry systems has been obtained from sources that we believe to be reliable, but we do not take responsibility for this information. This information has been provided solely as a matter of convenience. The rules and procedures of DTC, Clearstream and Euroclear are solely within the control of those organizations and could change at any time. Neither we nor the trustee nor any agent of ours or of the trustee has any control over those entities and none of us takes any responsibility for their activities. You are urged to contact DTC, Clearstream and Euroclear or their respective participants directly to discuss those matters. In addition, although we expect that DTC, Clearstream and Euroclear will perform the foregoing procedures, none of them is under any obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. Neither we nor any agent of ours will have any responsibility for the performance or nonperformance by DTC, Clearstream and Euroclear or their respective participants of these or any other rules or procedures governing their respective operations.

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DESCRIPTION OF UNITS

Below is a description of certain general terms and provisions of the units that we may offer. Particular terms of the units will be described in the applicable unit agreements and the applicable prospectus supplement for the units. We urge you to read the applicable prospectus supplements related to the units that we sell under this prospectus, as well as the complete unit agreements that contain the terms of the units.

We may issue units comprised of our common stock, our preferred stock, debt securities, warrants, rights, purchase contracts, or any combination of such securities under this prospectus. Units may be issued in one or more series, independently or together with shares of our common stock, our preferred stock, debt securities, warrants, rights or purchase contracts, and the units may be attached to or separate from such securities. We may issue units directly or under a unit agreement to be entered into between us and a unit agent. We will name any unit agent in the applicable prospectus supplement. Any unit agent will act solely as our agent in connection with the units of a particular series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of units. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. We will describe in the applicable prospectus supplement the terms of the series of units, including the following:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
●	the price or prices at which the units will be issued;
●	the date, if any, on and after which the securities included in the units will be separately transferable;
●	any provisions of the governing unit agreement that differ from those described in this section; and
●	any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities comprising the units.

PLAN OF DISTRIBUTION

We may sell the securities being offered by this prospectus separately or together:

●	directly to purchasers;
●	through agents;
●	to or through underwriters;
●	through dealers;
●	in “at-the-market” offerings (as defined in Rule 415 under the Securities Act);
●	through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
●	through a combination of any of these methods of sale; or
●	through any other method permitted by applicable law and described in a prospectus supplement.

In addition, we may issue the securities being offered by this prospectus as a dividend or distribution. We may effect the distribution of the securities from time to time in one or more transactions:

●	at a fixed price or prices, which may be changed from time to time;
●	at market prices prevailing at the times of sale;
●	at prices related to prevailing market prices; or
●	at negotiated prices.

For example, we may engage in at-the-market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. We may also sell securities through a rights offering, forward contracts or similar arrangements. In any distribution of subscription rights to stockholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

The securities issued and sold under this prospectus will have no established trading market, other than our common stock, which is listed on The Nasdaq Capital Market. Any shares of our common stock sold pursuant to this prospectus will be eligible for listing and trading on The Nasdaq Capital Market, subject to official notice of issuance. Any underwriters to whom securities are sold by us for public offering and sale may make a market in the securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities, other than our common stock, may or may not be listed on a national securities exchange or other trading market.

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We will set forth in a prospectus supplement:

●	the terms of any underwriting or other agreement that we reach relating to sales under this prospectus;
●	the method of distribution of the securities;
●	the names of any agents, underwriters or dealers, including any managing underwriters, used in the offering of securities;
●	the terms of any direct sales, including the terms of any bidding or auction process, or the terms of any other transactions;
●	any delayed delivery obligations to take the securities;
●	the compensation payable to agents, underwriters and dealers, which may be in the form of discounts, concessions or commissions;
●	any activities that may be undertaken by agents, underwriters and dealers to stabilize, maintain or otherwise affect the price of the securities; and
●	any indemnification and contribution obligations owing to agents, underwriters and dealers.

If we sell directly to institutional investors or others, they may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. Unless otherwise indicated in a prospectus supplement, if we sell through an agent, such agent will be acting on a best efforts basis for the period of its appointment. Any agent may be deemed to be an “underwriter” of the securities as that term is defined in the Securities Act. If a dealer is used in the sale of the securities, we or an underwriter will sell securities to the dealer, as principal. The dealer may resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

To the extent permitted by and in accordance with Regulation M under the Exchange Act, in connection with an offering an underwriter may engage in over-allotments, stabilizing transactions, short covering transactions and penalty bids. Over-allotments involve sales in excess of the offering size, which creates a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would be otherwise. If commenced, the underwriters may discontinue any of the activities at any time.

To the extent permitted by and in accordance with Regulation M under the Exchange Act, any underwriters who are qualified market makers on The Nasdaq Capital Market may engage in passive market making transactions in the securities on The Nasdaq Capital Market during the business day prior to the pricing of an offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

No securities may be sold under this prospectus without delivery, in paper format or in electronic format, or both, of the applicable prospectus supplement describing the method and terms of the offering.

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LEGAL MATTERS

The validity of the shares of common stock offered under this prospectus will be passed upon by Troutman Pepper Hamilton Sanders LLP, Irvine, California. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement. As appropriate, legal counsel representing the underwriters, dealers or agents will be named in the accompanying prospectus supplement and may opine to certain legal matters.

EXPERTS

The consolidated financial statements of Verb Technology Company, Inc. as of and for the years ended December 31, 2019 and 2018 appearing in this prospectus and registration statement of which this prospectus is a part have been audited by Weinberg & Company, P.A., an independent registered public accounting firm, as stated in its report thereon, included therein, and are included in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file quarterly and current reports, proxy statements, and other information with the SEC. The SEC maintains a website that contains these reports, proxy and information statements, and other information we file electronically with the SEC. Our filings are available free of charge at the SEC’s website at www.sec.gov.

You can obtain copies of any of the documents incorporated by reference in this prospectus from us, or as described above, through the SEC’s website. Documents incorporated by reference are available from us, without charge, excluding all exhibits unless specifically incorporated by reference in the documents. You may obtain documents incorporated by reference in this prospectus by writing to us at the following address: 782 South Auto Mall Drive, American Fork, Utah 84003, Attention: Investor Relations, by emailing us at info@verb.tech, or by calling us at 855.250.2300. We also maintain a section on our website, https://www.verb.tech/investor-relations/sec-filings, through which you can obtain copies of the documents that we have filed with the SEC. We use our website as a channel of distribution for material company information. Important information, including financial information, analyst presentations, financial news releases, and other material information about us is routinely posted on and accessible at https://www.verb.tech. The information set forth on, or accessible from, our website is not part of this prospectus.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference into this prospectus is considered to be part of this prospectus. These documents may include Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements. You should read the information incorporated by reference because it is an important part of this prospectus.

This prospectus incorporates by reference the documents listed below, other than those documents or the portions of those documents deemed to be furnished and not filed in accordance with SEC rules:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on May 14, 2020;
●	our Amendment No. 1 to our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2019, filed with the SEC on June 4, 2020;
●	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020, June 30, 2020, and September 30, 2020, filed with the SEC on May 15, 2020, August 14, 2019, and November 16, 2020, respectively and our Amendment No. 1 to our Quarterly Report on Form 10-Q/A for the quarter ended March 31, 2020, filed with the SEC on June 4, 2020;
●	our Definitive Proxy Statement on Schedule 14A, filed with the SEC on September 11, 2020;
●	our Current Reports on Form 8-K filed with the SEC on February 25, 2020, March 23, 2020, March 27, 2020, May 4, 2020, May 14,2020, July 24, 2020, July 30, 2020, July 31, 2020, August 17, 2020, August 20, 2020, September 10, 2020, October 13, 2020, October 22, 2020, November 17, 2020 and January 6, 2021; and
●	the description of our securities contained in Exhibit 4.17 of our Annual Report on Form 10-K for the fiscal year ended December31, 2019, filed with the SEC on May 14, 2020, including any amendment or report filed for the purpose of updating such description.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to effectiveness of such registration statement, until we file a post-effective amendment that indicates the termination of the offering of the shares of common stock made by this prospectus and such future filings will become a part of this prospectus from the respective dates that such documents are filed with the SEC. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof or of the related prospectus supplement to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated or deemed to be incorporated herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may obtain copies of the documents incorporated by reference in this prospectus from us free of charge by requesting them in writing or by telephone at the following address:

Verb Technology Company, Inc.
782 South Auto Mall Drive
American Fork, Utah 84003
Attn: Investor Relations
Telephone: (855) 250-2300

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$75,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Subscription Rights

Units

PROSPECTUS

, 2021

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the various expenses that will be paid by us in connection with the securities being registered. With the exception of the SEC registration fee, all amounts shown are estimates:

Amount to be paid(1)
SEC Registration Fee	$8,182.50
Legal Fees and Expenses	*
Printing Expenses	*
Accounting Fees and Expenses	*
Transfer Agent Fees and Expenses	*
Miscellaneous Expenses	*
TOTAL	$8,182.50

*	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers.

We are a Nevada corporation and generally governed by the Nevada Private Corporations Code, Title 78 of the Nevada Revised Statutes (“NRS”).

Section 78.138 of the NRS provides that, unless the corporation’s articles of incorporation provide otherwise, a director or officer will not be individually liable unless it is proven that (i) the director’s or officer’s acts or omissions constituted a breach of his or her fiduciary duties, and (ii) such breach involved intentional misconduct, fraud, or a knowing violation of the law.

Section 78.7502 of the NRS permits a company to indemnify its directors and officers against expenses, judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with a threatened, pending, or completed action, suit, or proceeding, if the officer or director (i) is not liable pursuant to Section 78.138 of the NRS, or (ii) acted in good faith and in a manner the officer or director reasonably believed to be in or not opposed to the best interests of the corporation and, if a criminal action or proceeding, had no reasonable cause to believe the conduct of the officer or director was unlawful. Section 78.7502 of the NRS also precludes indemnification by the corporation if the officer or director has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court determines that in view of all the circumstances, the person is fairly and reasonably entitled to indemnity for such expenses and requires a corporation to indemnify its officers and directors if they have been successful on the merits or otherwise in defense of any claim, issue, or matter resulting from their service as a director or officer.

Section 78.751 of the NRS permits a Nevada corporation to indemnify its officers and directors against expenses incurred by them in defending a civil or criminal action, suit, or proceeding as they are incurred and in advance of final disposition thereof, upon determination by the stockholders, the disinterested board members, or by independent legal counsel. Section 78.751 of the NRS provides that the articles of incorporation, the bylaws, or an agreement may require a corporation to advance expenses as incurred upon receipt of an undertaking by or on behalf of the officer or director to repay the amount if it is ultimately determined by a court of competent jurisdiction that such officer or director is not entitled to be indemnified by the corporation if so provided in the corporation’s articles of incorporation, bylaws, or other agreement. Section 78.751 of the NRS further permits the corporation to grant its directors and officers additional rights of indemnification under its articles of incorporation, bylaws, or other agreement.

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Section 78.752 of the NRS provides that a Nevada corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another company, partnership, joint venture, trust, or other enterprise, for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee, or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expenses. We have obtained insurance policies insuring our directors and officers against certain liabilities they may incur in their capacity as directors and officers. Under such policies, the insurer, on our behalf, may also pay amounts for which we have granted indemnification to the directors or officers.

The foregoing discussion of indemnification merely summarizes certain aspects of indemnification provisions and is limited by reference to the above discussed sections of the NRS.

In addition, our Articles of Incorporation and our Bylaws generally eliminates director and officer liability or any act or failure to act in his or her capacity as a director or officer. Our Bylaws provide that we must advance expenses incurred, or reasonably expected to be incurred, within three (3) months of any proceeding to which the indemnitee was or is a party or is otherwise involved by reason of the fact that he or she was serving or acting in a covered capacity. An indemnitee is entitled to advances, to the fullest extent permitted by applicable law, solely upon the execution and delivery to us of an undertaking providing that the indemnitee agrees to repay the advance to the extent it is ultimately determined that he or she was not entitled to be indemnified by us under the provisions of the Bylaws, the Articles of Incorporation, or an agreement between us and the indemnitee. Finally, we entered into Indemnification Agreements with each of our directors and officers that largely mirror the indemnification rights provided for in our Bylaws.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by our director, officer, or controlling person in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue. See also the section entitled “Undertakings” set forth below.

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Item 16. Exhibits.

The exhibits filed with this registration statement or incorporated by reference from other filings are as follows:

Exhibit No.	Description
1.1*	Form of Underwriting Agreement.

3.1	Articles of Incorporation as filed with the Secretary of State of the State of Nevada on November 27, 2012, which was filed as Exhibit 3.1 to our Registration Statement on Form S-1 (File No. 333-187782) filed with the SEC on April 8, 2013, and is incorporated herein by reference thereto.

3.2	Amended and Restated Bylaws of Verb Technology Company, Inc., which were filed as Exhibit 3.12 to our Current Report on Form 8-K filed with the SEC on November 1, 2019, and are incorporated herein by reference thereto.

3.3	Certificate of Change as filed with the Secretary of State of the State of Nevada on October 6, 2014, which was filed as Exhibit 3.3 to our Current Report on Form 8-K filed with the SEC on October 22, 2014, and is incorporated herein by reference thereto.

3.4	Articles of Merger as filed with the Secretary of State of the State of Nevada on October 6, 2014, which was filed as Exhibit 3.4 to our Current Report on Form 8-K filed with the SEC on October 22, 2014, and is incorporated herein by reference thereto.

3.5	Articles of Merger as filed with the Secretary of State of the State of Nevada on April 4, 2017, which was filed as Exhibit 3.5 to our Current Report on Form 8-K filed with the SEC on April 24, 2017, and is incorporated herein by reference thereto.

3.6	Certificate of Correction as filed with the Secretary of State of the State of Nevada on April 17, 2017, which was filed as Exhibit 3.6 to our Current Report on Form 8-K filed with the SEC on April 24, 2017, and is incorporated herein by reference thereto.

3.7	Certificate of Change as filed with the Secretary of State of the State of Nevada on February 1, 2019, which was filed as Exhibit 3.7 to our Annual Report on Form 10-K filed with the SEC on February 7, 2019, and is incorporated herein by reference thereto.

3.8	Articles of Merger as filed with the Secretary of State of the State of Nevada on January 31, 2019, which was filed as Exhibit 3.8 to our Annual Report on Form 10-K filed with the SEC on February 7, 2019, and is incorporated herein by reference thereto.

3.9	Certificate of Correction as filed with the Secretary of State of the State of Nevada on February 22, 2019, which was filed as Exhibit 3.9 to Amendment No. 4 to our Registration Statement on Form S-1 (File No. 333-226840) filed with the SEC on March 14, 2019, and is incorporated herein by reference thereto.

3.10	Articles of Merger of Sound Concepts, Inc. with and into NF Merger Sub, Inc. as filed with the Utah Division of Corporations and Commercial Code on April 12, 2019, which was filed as Exhibit 3.10 to our Quarterly Report on Form 10-Q filed with the SEC on May 15, 2019, and is incorporated herein by reference thereto.

3.11	Statement of Merger of Verb Direct, Inc., a Utah corporation with and into NF Acquisition Company, LLC as filed with the Utah Division of Corporations and Commercial Code on April 12, 2019, which was filed as Exhibit 3.11 to our Quarterly Report on Form 10-Q filed with the SEC on May 15, 2019, and is incorporated herein by reference thereto.

3.12	Certificate of Withdrawal of Certificate of Designation of Series A Convertible Preferred Stock as filed with the Secretary of State of the State of Nevada on August 10, 2018, which was filed as Exhibit 4.28 to our Registration Statement on Form S-1 (File No. 333-226840) filed with the SEC on August 14, 2018, and is incorporated herein by reference thereto.

3.13	Certificate of Designation of Rights, Preferences, and Restrictions of Series A Convertible Preferred Stock as filed with the Secretary of State of the State of Nevada on August 12, 2019, which was filed as Exhibit 3.12 to our Quarterly Report on Form 10-Q filed with the SEC on August 14, 2019, and is incorporated herein by reference thereto.

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4.1*	Specimen certificate evidencing shares of preferred stock

4.2*	Form of any Certificate of Designation setting forth the preferences and rights with respect to any preferred stock issued hereunder

4.3	Form of Indenture. (filed herewith)

4.4*	Form of Debt Securities.

4.5*	Form of Warrant.

4.6*	Form of Warrant Agreement for Common Stock, including Warrant Certificate for Common Stock.

4.7*	Form of Warrant Agreement for Preferred Stock, including Warrant Certificate for Preferred Stock.

4.8*	Form of Warrant Agreement for Debt Securities, including Warrant Certificate for Debt Securities.

4.9*	Form of Unit Agreement.

4.10*	Form of Subscription Rights Agreement.

5.1	Opinion of Troutman Pepper Hamilton Sanders LLP. (filed herewith)

23.1	Consent of Independent Registered Public Accounting Firm. (filed herewith)

23.2	Consent of Troutman Pepper Hamilton Sanders LLP (included in Exhibit 5.1).

24.1	Powers of Attorney (incorporated by reference to the signature page hereto).

25.1‡	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the trustee, as trustee under the indenture filed herewith.

* To be filed by amendment or incorporated by reference in connection with the offering of the securities.

‡ To be filed in accordance with the requirements of Item 601(b)(25) of Regulation S-K.

Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

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(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

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(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(j) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act (the “Act”) in accordance with the rules and regulations prescribed by the SEC under section 305(b)(2) of the Act.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Newport Beach, California, on January 15, 2021.

VERB TECHNOLOGY COMPANY, INC.

By:	/s/ Rory J. Cutaia
Rory J. Cutaia
Chairman of the Board, Chief Executive Officer, President, and Secretary (Principal Executive Officer)

By:	/s/ Jeffrey R. Clayborne
Jeffrey R. Clayborne Chief Financial Officer (Principal Financial and Accounting Officer)

SIGNATURES AND POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Rory J. Cutaia, as his true and lawful attorney-in-fact and agent with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to sign any registration statement for the same offering covered by this registration statement that is to be effective on filing pursuant to Rule 462(b) promulgated under the Securities Act and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of the, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Rory J. Cutaia	Chairman of the Board,	January 15, 2021
Rory J. Cutaia	Chief Executive Officer, President, Secretary, and Treasurer (Principal Executive Officer)

/s/ Jeffrey R. Clayborne	Chief Financial Officer	January 15, 2021
Jeffrey R. Clayborne	(Principal Financial and Accounting Officer)

/s/ James P. Geiskopf	Lead Director	January 15, 2021
James P. Geiskopf

/s/ Phillip J. Bond	Director	January 15, 2021
Phillip J. Bond

/s/ Kenneth S. Cragun	Director	January 15, 2021
Kenneth S. Cragun

/s/ Judith Hammerschmidt	Director	January 15, 2021
Judith Hammerschmidt

/s/ Nancy Heinen	Director	January 15, 2021
Nancy Heinen

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